EXHIBIT 99.1
News

January 20, 2011

Caterpillar contact:
Jim Dugan
Corporate Public Affairs
309-494-4100
dugan_jim@cat.com

Caterpillar Receives Second Request for Information Under Hart-Scott-Rodino Pre-Merger Notification Statute

PEORIA, Ill. – Caterpillar Inc. (NYSE: CAT) announced that both it and Bucyrus International, Inc. (“Bucyrus”) have received a second request for information from the United States Department of Justice (the “DOJ”) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).  This request is part of the DOJ regulatory review process relating to Caterpillar’s previously announced acquisition of Bucyrus and has the effect of extending the waiting period under the HSR Act until 30 days after both parties have substantially complied with the requests, subject to any modifications of the requests to which the DOJ may agree.  Caterpillar is continuing to cooperate fully with the DOJ in connection with its review.

The closing of the acquisition remains subject to regulatory approvals and the fulfillment or waiver of certain other customary closing conditions that have not yet been satisfied.  The transaction is expected to close in mid-2011.

About Caterpillar:
For more than 85 years, Caterpillar Inc. has been making sustainable progress possible and driving positive change on every continent.  With 2009 sales and revenues of $32.396 billion, Caterpillar is the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives.  The company also is a leading services provider through Caterpillar Financial Services, Caterpillar Remanufacturing Services, Caterpillar Logistics Services and Progress Rail Services.  More information is available at: http://www.caterpillar.com.

Forward-Looking Statements
Certain statements in this press release relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are subject to known and unknown factors that may cause actual results of Caterpillar Inc. to be different from those expressed or implied in the forward-looking statements. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements.  All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance, and Caterpillar does not undertake to update its forward-looking statements.

It is important to note that actual results of the company may differ materially from those described or implied in such forward-looking statements based on a number of factors, including, but not limited to: (i) the possibility that the proposed transaction with Bucyrus does not close for any reason, including, but not limited to, a failure to obtain required regulatory approvals or the occurrence of a material adverse change, (ii) inability to successfully integrate or achieve expected benefits, including synergies of the Bucyrus transaction (iii) economic volatility in the global economy generally and in capital and credit markets; (iv) Caterpillar’s ability to generate cash from operations, secure external funding for operations and manage liquidity needs; (v) adverse changes in the economic conditions of the industries or markets Caterpillar serves; (vi) government regulations or policies, including those affecting interest rates, liquidity, access to capital and government spending on infrastructure development; (vii) commodity price increases and/or limited availability of raw materials and component products, including steel; (viii) compliance costs associated with environmental laws and regulations; (ix) Caterpillar’s and Cat Financial’s ability to maintain their respective credit ratings, material increases in either company’s cost of borrowing or an inability of either company to access capital markets; (x) financial condition and credit worthiness of Cat Financial’s customers; (xi) material adverse changes in our customers’ access to liquidity and capital; (xii) market acceptance of Caterpillar’s products and services; (xiii) effects of changes in the competitive environment, which may include decreased market share, lack of acceptance of price increases, and/or negative changes to our geographic and product mix of sales; (xiv) Caterpillar’s ability to successfully implement Caterpillar Production System or other productivity initiatives; (xv) international trade and investment policies, such as import quotas, capital controls or tariffs; (xvi) failure of Caterpillar or Cat Financial to comply with financial covenants in their respective credit facilities; (xvii) adverse changes in sourcing practices for our dealers or original equipment manufacturers; (xviii) additional tax expense or exposure; (xix) political and economic risks associated with our global operations, including changes in laws, regulations or government policies, currency restrictions, restrictions on repatriation of earnings, burdensome tariffs or quotas, national and international conflict, including terrorist acts and political and economic instability or civil unrest in the countries in which Caterpillar operates; (xx) currency fluctuations, particularly increases and decreases in the U.S. dollar against other currencies; (xxi) increased payment obligations under our pension plans;  (xxii) inability to successfully integrate and realize expected benefits from acquisitions; (xxiii) significant legal proceedings, claims, lawsuits or investigations; (xxiv) imposition of significant costs or restrictions due to the enactment and implementation of health care reform legislation and financial regulation legislation; (xxv) changes in accounting standards or adoption of new accounting standards;  (xxvi) adverse effects of natural disasters; and (xxvii) other factors described in more detail under “Item 1A.  Risk Factors” in Part I of our Form 10-K filed with the SEC on February 19, 2010 for the year ended December 31, 2009 and in Part II of our Form 10-Q filed with the SEC on May 3, 2010 for the quarter ended March 31, 2010.  These filings are available on our website at www.cat.com/sec_filings.